UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 2, 2009
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 820, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On November 2, 2009, China Tel Group, Inc. (“Company”) exercised its right to terminate the Amended and Restated Stock Purchase Agreement (“Agreement”) previously entered into between the Company and Olotoa Investments, LLC (“Olotoa”).  The Company determined it was necessary to terminate the Agreement in order to decide on other offers for equity funding currently being presented to the Company.  In terminating the Agreement, the Company reserved its rights to seek damages from Olotoa for its breach of the Agreement.  Attached as Exhibit 99.1 to this Form 8-K is a copy of the Company’s Notice of Termination it sent to Olotoa.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 2, 2009, Mr. Robert P. Weygand, Jr. tendered his resignation as a member of the Board of Directors of the Company, and the Company’s Board of Directors accepted the tendered resignation.  Attached as Exhibit 99.2 to this Form 8-K is a copy of the Mr. Weygand’s tender of resignation.

Item 9.01    Exhibits

99.1    Termination Notice dated November 2, 2009

99.2    Tender of Resignation dated November 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: November 2, 2009	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer & Director